EXHIBIT 10.2

PERFORMANCE STOCK AGREEMENT
THIS PERFORMANCE STOCK AGREEMENT (the “Award Agreement”), dated as of [___________, ____] the “Award Date”), is made by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and ______________, an employee of the Company (or one or more of its Related Corporations or Affiliates), hereinafter referred to as the “Participant”:
WHEREAS, the Company has determined to grant to the Participant an award of Performance Stock (as defined below), on the terms set forth herein, under the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference and made part of this Award Agreement.
NOW, THEREFORE, in consideration of the various covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS
Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1    Annual Revenue. “Annual Revenue” shall mean the Company’s gross revenue with respect to an applicable fiscal year; provided that in the event the Company sells or otherwise disposes of any business unit or division in a fiscal year during the Performance Period, the Annual Revenue for such year and for any prior fiscal year(s) shall not include any revenue attributable to such business unit or division.
Section 1.2    [Catch-Up Performance Goal. “Catch-Up Performance Goal” shall mean the specific goal determined by the Committee, as specified in Exhibit A.]
Section 1.3    Chief Human Resources Officer. “Chief Human Resources Officer” shall mean the Chief Human Resources Officer of the Company.
Section 1.4    Performance Goals. “Performance Goals” shall mean the specific goal or goals determined by the Committee, as specified in Exhibit A.
Section 1.5    Performance Period. “Performance Period” shall mean the period of time that the Performance Goals must be met, as specified in Exhibit A.
Section 1.6    Performance Stock. “Performance Stock” shall mean up to _______ Shares that will be issued to the Participant under this Award Agreement if the Performance Goals are met during the Performance Period and the vesting conditions set forth herein are satisfied.
Section 1.7    Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
Section 1.8    Termination of Service. “Termination of Service” shall mean the time when the Participant ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability. A Termination of Service shall not include a termination where the Participant is simultaneously reemployed by, or remains employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.

ARTICLE II.
AWARD OF PERFORMANCE STOCK
Section 2.1    Award of Performance Stock. As of the Award Date, the Company issues to the Participant the right to receive, at the time or times forth in Section 3.3 below, _________ Shares underlying the vested Performance Stock if the Performance Goals and the other vesting conditions set forth in this Award Agreement are met. If the Performance Goals and other vesting conditions are satisfied, the Company shall cause the vested Performance Stock to be issued in the name of the Participant (or his or her legal representative) as described under Section 3.3 of this Award Agreement.
Section 2.2    Forfeiture. The right to receive the Performance Stock shall be subject to forfeiture as provided in Section 3.2 of this Award Agreement.
Section 2.3    Dividend Equivalents. The Participant shall be entitled to receive, with respect to all Shares underlying outstanding vested but unissued Performance Stock, dividend equivalent amounts equal to the regular quarterly cash dividend paid or made with respect to the Shares underlying the vested and unpaid Performance Stock (to the extent regular quarterly cash dividends are paid). Such dividend equivalent amounts shall be aggregated and paid to the Participant within thirty (30) days following the applicable Performance Stock payment date, but in no event later than December 31 of the year in which the applicable Performance Stock payment date occurs. Notwithstanding the foregoing, if a “Change in Control” (as defined in the Employment Agreement) occurs prior to the date on which such dividend equivalent amounts are paid, such dividend equivalent amounts shall be paid to the Participant on the date of the Change in Control; provided, however, that such payment shall only occur if the Change in Control meets the requirements of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations. For the avoidance of doubt, such dividend equivalent amounts shall only be paid to the extent that the Performance Stock is vested as of the applicable dividend payment date, and the Participant shall not be entitled to receive any dividend equivalent amounts with respect to Performance Stock that has not vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Performance Stock and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.
Section 2.4    Voting Rights. Prior to the issuance of the Performance Stock, the Participant shall have no voting rights with respect to any Shares represented by the Performance Stock.
ARTICLE III.
RESTRICTIONS
Section 3.1    Vesting.
(a)    Subject to paragraphs (b) and (c) below and to Section 3.2 hereof, the Performance Stock shall vest in cumulative installments as follows:
(i)    In the event that the Company achieves the Performance Goal with respect to fiscal year [____], the Performance Stock shall vest with respect to thirty-three percent (33%) of the Shares covered thereby on the later of (A) the first anniversary of the Award Date or (B) the date on which the Committee takes the action determining that the Company achieved the Performance Goal with respect to fiscal year [_____];
(ii)    In the event that the Company achieves the Performance Goal with respect to fiscal year [____], the Performance Stock shall vest with respect to thirty-three percent (33%) of the Shares covered thereby on the later of (A) the second anniversary of the Award Date or (B) the date on which the Committee takes the action determining that the Company achieved the Performance Goal with respect to fiscal year [_____]; and
(iii)     In the event that the Company achieves the Performance Goal with respect to fiscal year [____], the Performance Stock shall vest with respect to thirty-four percent (34%) of the Shares covered thereby on the later of (A) the third anniversary of the Award Date or (B) the date on which the Committee takes the action determining that the Company achieved the Performance Goal with respect to fiscal year [_____].
Notwithstanding anything to the contrary contained herein, any action taken by the Committee with respect to the achievement of a Performance Goal for a fiscal year under this Section 3.1(a) shall occur no earlier than January 1 and no later than March 7 (or such later date in such year as the Committee may determine), in each case, of the year following the fiscal year to which the Performance Goal relates.
(b)    Subject to Section 3.2 hereof, in the event that the Company achieves the Catch-Up Performance Goal with respect to the Performance Period, any Shares of Performance Stock that fail to vest in accordance with paragraph (a) above shall vest on the later of (i) the third anniversary of the Award Date or (ii) the date on which the Committee takes the action determining that the Company achieved, during the Performance Period, the Catch-Up Performance Goal. Any such action taken by the Committee shall occur no earlier than [_________] and no later than [_______] (or such later date in [______] as the Committee may determine).
(c)    Subject to Section 3.2 hereof, in the event that a “Change in Control” occurs during the Performance Period and the Participant incurs a Qualifying Termination (as hereinafter defined) on or within twelve (12) months following the date of such Change in Control, one hundred percent (100%) of the Shares covered by the then outstanding Performance Stock shall vest upon such Qualifying Termination.
Section 3.2    Effect of Termination of Service; Forfeiture.
(a)    In the event the Participant incurs, prior to or on the last day of the Performance Period, a Termination of Service [(1) by the Company without “Cause” , (2) by the Participant for “Good Reason”,] ([1] [3]) by reason of the Participant’s Disability or ([2] []) by reason of the Participant’s death (each of (1) - ([2] []), a “Qualifying Termination”), the Performance Stock shall remain outstanding and eligible to vest in accordance with Section 3.1 above.
(b)    Immediately upon the Participant’s Termination of Service that is not a Qualifying Termination, the Participant shall automatically and without further action forfeit all Performance Stock (and all dividend equivalent rights with respect to such Performance Stock) which have not vested in accordance with Section 3.1 above on or prior to such Termination of Service, and the Participant shall have no further right to or interest in or with respect to such unvested Performance Stock (or such dividend equivalents).
(c)    Any Performance Stock that fails to vest as of the later of (i) the third anniversary of the Award Date or (ii) such date in [_______] as the Committee makes its determination as to whether the Performance Goal or the

Catch-Up Performance Goal has been achieved in accordance with Section 3.1 above (and all dividend equivalent rights with respect to such Performance Stock) shall automatically and without further action be cancelled and forfeited, and the Participant shall have no further right to or interest in or with respect to such unvested Performance Stock (or such dividend equivalents).

Section 3.3    Issuance of Shares.
(a)    Subject to a determination of the Committee that the applicable Performance Goals have been met, Shares represented by Performance Stock which vests pursuant to Section 3.1 above shall be issued to the Participant or his legal representative on or within five (5) business days following the date on which such Performance Stock vests pursuant to Section 3.1 (but in no event later than December 31 of the applicable year in which such Performance Stock vests) or, in the event of vesting upon a Change in Control pursuant to Section 3.1(c), such shares shall be issued effective upon the occurrence of such Change in Control.
(b)    All Shares issued hereunder shall be issued in certificated form or shall be recorded with the Company’s transfer agent. All such Shares shall be issued free from any restrictions; provided, however, that such Shares shall be subject to any restrictions and conditions as may be required pursuant to Section 4.6 of this Award Agreement and those that the Company imposes on its employees in general with respect to selling its Shares. Notwithstanding the foregoing, the Company shall not be required to issue or record such Shares in the name of the Participant or his legal representative unless the Participant or his legal representative shall have satisfied the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the vesting and/or issuance of the Shares as provided in this Award Agreement (including, without limitation, in the manner set forth in Section 4.3 hereof).
Section 3.4    Clawback. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Performance Stock, and any related payments, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the Performance Stock under the Plan.

ARTICLE IV
MISCELLANEOUS
Section 4.1    No Additional Rights. Nothing in this Award Agreement or in the Plan shall confer upon any person any right to a position as an Associate or continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate the services of an individual at any time.
Section 4.2    Anti-Assignment. The Participant shall have no right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the Participant’s right to receive the Performance Stock.
Section 4.3    Tax Withholding. In satisfaction of all applicable requirements with respect to amounts required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the Performance Stock, the Company shall withhold Shares otherwise issuable upon such distribution or payment of the Performance Stock having a Fair Market Value equal to the sums required to be withheld. Subject to the following sentence, the number of Shares which shall be so withheld in order to satisfy the Participant’s federal, state and local withholding tax liabilities with respect to the vesting of the Performance Stock or issuance of Shares in payment of the Performance Stock shall be limited to the number of Shares which have a Fair Market Value on the date of issuance equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local tax purposes that are applicable to, and required in connection with, all or a portion of such supplemental taxable income. In the event that the number of Shares having a Fair Market Value equal to the sums required to be withheld is not a whole number of Shares, the number of Shares so withheld shall be rounded up to the nearest whole share.
Section 4.4    Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Chief Human Resources Officer, and any notice to be given to the Participant shall be addressed to the Participant at his or her address of record maintained by the Human Resources Department. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 4.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
Section 4.6    Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the Performance Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the Performance Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.7    Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.
Section 4.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.
Section 4.9    Section 409A. This Award Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code. Notwithstanding any provision in this Award Agreement to the contrary, if a payment is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, such payment may only be made under this Award Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under this Award Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. In no event may the Participant, directly or indirectly, designate the calendar year of payment. Notwithstanding anything to the contrary in this Award Agreement, no amounts payable to the Participant under this Award Agreement shall be paid to the Participant prior to the expiration of the 6-month period following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) if the Company determines that paying such amounts at the time or times indicated in this Award Agreement would be a prohibited distribution under Section 409A(a)(2)(b)

(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Participant a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such 6-month period.

[Signature page follows]

EXHIBIT 10.2

IN WITNESS WHEREOF, the parties hereto have executed this Performance Stock Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:
Name:	Peter J. Arduini
Title:	President and Chief Executive Officer

PARTICIPANT

[____________]

EXHIBIT 10.2

EXHIBIT A
PERFORMANCE GOALS AND PERFORMANCE PERIOD
The “Performance Period” shall be the [_______] period beginning [________] and ending [____________].
With respect to each fiscal year in the Performance Period, the “Performance Goal” is that the [______________________________________________________________________]
[_______________________________________________________________________]

A-1